Exhibit 99.2

Keurig Dr Pepper Announces Accepted Amounts and Pricing of Tender Offers for Outstanding Series of its Senior Unsecured Notes

BURLINGTON, MA, and FRISCO, TX, April 21, 2022 — As part of the Company’s strategic refinancing announced on April 7, 2022, Keurig Dr Pepper Inc. (NASDAQ: KDP) announced today the aggregate principal amount accepted for purchase and the consideration payable in connection with its previously announced series of tender offers to purchase for cash (i) up to $485,000,000 aggregate purchase price, excluding accrued and unpaid interest (the “2025 Maximum Amount”), of its 4.417% Senior Notes due 2025 (the “2025 Notes”), (ii) up to $924,511,297.50 aggregate purchase price, excluding accrued and unpaid interest (the “2028 Maximum Amount”), of its 4.597% Senior Notes due 2028 (the “2028 Notes”) and (iii) up to $699,124,985.44 aggregate purchase price, excluding accrued and unpaid interest (the “Long Dated Maximum Amount” and, together with the 2025 Maximum Amount and the 2028 Maximum Amount, the “Maximum Amounts”), of its 5.085% Senior Notes due 2048, its 4.985% Senior Notes due 2038, its 4.500% Senior Notes due 2045 and its 4.420% Senior Notes due 2046 (collectively, the “Long Dated Notes” and, together with the 2025 Notes and the 2028 Notes, the “Notes”), subject to prioritized acceptance levels listed in the table below, for a total aggregate purchase price, excluding accrued and unpaid interest, of approximately $2.1 billion.

The table below sets forth, among other things, the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on April 20, 2022 (the “Early Tender Date”) and accepted for purchase in each tender offer, the proration factor for the 2025 Notes and the Total Consideration for each series of Notes, as calculated at 10:00 a.m., New York City time, today, April 21, 2022.

	Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Amount(1)	Acceptance Priority Level(2)	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Reference Yield	Principal Amount Tendered at Early Tender Date	Principal Amount Accepted	Approximate Proration Factor	Total Consideration (3)(4)
2025 Tender Offer	4.417% Senior Notes due 2025	49271VAH3 565122AD0 U56495AD3	$1,000,000,000	$485,000,000	1	1.750% UST due March 15, 2025	FIT1	+43 bps	2.888%	$618,527,000	$470,686,000	76.13%	$1,030.41

2028 Tender Offer	4.597% Senior Notes due 2028	49271VAF7	$2,000,000,000	$924,511,297.50	1	2.500% UST due March 31, 2027	FIT1	+85 bps	2.953%	$887,886,000	$887,886,000	—	$1,041.25

Long Dated Tender Offers	5.085% Senior Notes due 2048	49271VAD2 565122AG3 U56495AF8	$750,000,000	$699,124,985.44	1	1.875% UST due November 15, 2051	FIT1	+153 bps	2.949%	$358,768,000	$358,768,000	—	$1,091.71
	4.985% Senior Notes due 2038	49271VAC4	$500,000,000		2	2.375% UST due February 15, 2042	FIT1	+128 bps	3.131%	$288,912,000	$288,912,000	—	$1,064.18
	4.500% Senior Notes due 2045	26138EAT6	$550,000,000		3	2.375% UST due February 15, 2042	FIT1	+148 bps	3.131%	$270,293,000	$0	—	—
	4.420% Senior Notes due 2046	26138EAY5	$400,000,000		4	1.875% UST due November 15, 2051	FIT1	+150 bps	2.949%	$164,143,000	$0	—	—

(1)

$485,000,000 represents the maximum aggregate purchase price payable, excluding accrued and unpaid interest, in respect of the 2025 Notes that may be purchased in the 2025 Tender Offer. $924,511,297.50 represents the maximum aggregate purchase price payable, excluding accrued and unpaid interest, in respect of the 2028 Notes that may be purchased in the 2028 Tender Offer. $699,124,985.44 represents the maximum aggregate purchase price payable, excluding accrued and unpaid interest, in respect of the Long Dated Notes that may be purchased in the Long Dated Tender Offers.

(2)

Subject to the Maximum Amounts and proration, the principal amount of each series of Notes that is purchased in each tender offer was determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(3)	Per $1,000 principal amount of Notes validly tendered prior to or at the Early Tender Date and accepted for purchase.
(4)

The Total Consideration for each series of Notes validly tendered prior to or at the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the applicable Early Tender Payment. The Total Consideration for each series of Notes does not include accrued and unpaid interest, which will be payable in addition to the applicable Total Consideration.

The tender offers are being made upon the terms and subject to conditions previously described in the Offer to Purchase, dated April 7, 2022, as amended and supplemented by the Company’s press release on April 20, 2022 (as so amended, the “Offer to Purchase”) announcing the upsizing of each Maximum Amount. The Company refers investors to the Offer to Purchase for the complete terms and conditions of the tender offers.

Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date. The tender offers for the Notes will expire at 11:59 p.m., New York City time, on May 4, 2022, or any other date and time to which the Company extends the applicable tender offer, unless earlier terminated. As previously announced, all conditions, including the financing condition, were satisfied or waived by the Company at the Early Tender Date. As previously announced, the Company has elected to exercise its right to make payment for Notes that were validly tendered prior to or at the Early Tender Date and that are accepted for purchase on April 22, 2022 (the “Early Settlement Date”).

As previously disclosed in the Offer to Purchase, because the aggregate principal amount of each series of Notes that will be purchased on the Early Settlement Date, together with such amount of any series of Notes with a higher prioritized acceptance level, meets or exceeds the applicable Maximum Amount, the Company does not expect to accept for purchase any Notes tendered after the Early Tender Date on a subsequent settlement date. As described further in the Offer to Purchase, Notes tendered and not accepted for purchase will be promptly credited to the tendering holder’s account.

The applicable Total Consideration listed in the table above will be paid per $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the applicable tender offer on the Early Settlement Date. Only holders of Notes who validly tendered and did not validly withdraw their Notes prior to or at the Early Tender Date are eligible to receive the applicable Total Consideration for Notes accepted for purchase. Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the Early Settlement Date.

All Notes accepted for purchase will be retired and cancelled and will no longer remain outstanding obligations of the Company.

Information Relating to the Tender Offers

Morgan Stanley & Co. LLC, BofA Securities and Goldman Sachs & Co. LLC are the dealer managers for the tender offers. Investors with questions regarding the terms and conditions of the tender offers may contact Morgan Stanley & Co. LLC at (800) 624-1808 (toll-free) or (212) 761-1057 (collect), BofA Securities at (888) 292-0070 (toll-free) or (980) 387-3907 (collect) or by email at debt_advisory@bofa.com and Goldman Sachs & Co. LLC at (800) 828-3182 (toll-free) or (212) 902-6351 (collect). D.F. King & Co., Inc. is the tender and information agent for the tender offers. Investors with questions regarding the procedures for tendering Notes may contact the tender and information agent by email at kdp@dfking.com, or by phone at (212) 269-5550 (for banks and brokers only) or (866) 356-7814 (for all others toll-free). Beneficial owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance.

The full details of the tender offers, including complete instructions on how to tender Notes, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. The Offer to Purchase may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/kdp or obtained from D.F. King & Co., Inc., free of charge, by calling (212) 269-5550 (for banks and brokers only) or (866) 356-7814 (for all others toll-free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes or any other securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of notes to tender.

About Keurig Dr Pepper

Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue approaching $13 billion and approximately 27,000 employees. KDP holds leadership positions in soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes the owned brands of Keurig®, Dr Pepper®, Green Mountain Coffee Roasters®, Canada Dry®, Snapple®, Bai®, Mott’s®, CORE® and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company is committed to sourcing, producing and distributing its beverages responsibly through its Drink Well. Do Good. corporate responsibility platform, including efforts around circular packaging, efficient natural resource use and supply chain sustainability. For more information, visit www.keurigdrpepper.com.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” and “would,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements have been based on the Company’s current views with respect to future events and the consummation of the tender offers. These forward-looking statements are subject to a number of risks and uncertainties including prevailing market conditions, as well as other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the SEC. In addition to these risk factors, uncertainties concerning ongoing hostilities between Russia and Ukraine and the related impacts on macroeconomic conditions, including, among other things, interest rates may also present certain risks, uncertainties and assumptions that might cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date that they were made. The Company does not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable law.

Investor Contact:

Steve Alexander

(972) 673-6769

steve.alexander@kdrp.com

Media Contact:

Katie Gilroy

(781) 418-3345

katie.gilroy@kdrp.com